CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Annual Report Form 10-KSB of our report dated February 10, 1998, on our audits of the consolidated financial statements and schedules of Hartcourt Companies, Inc. and Subsidiaries ("The Company").

Harlan & Boettger, LLP

San Diego, California
April 8, 1998

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